Exhibit 1.1

CONFIDENTIAL

EXECUTION VERSION

250,000,000 Shares

DRYSHIPS INC.

Common Stock ($0.01 par value per share)

PLACEMENT AGENCY AGREEMENT

October 24, 2014

October 24, 2014

RS Platou Markets, Inc.

410 Park Avenue

Suite 710

New York, New York 10022

Pareto Securities Inc.

150 East 52nd Street

New York, New York 10022

for the Placement Agents named in Schedule II hereto

Ladies and Gentlemen:

1. This placement agency agreement (this “Agreement”) confirms our understanding that DryShips Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”), hereby appoints the placement agents named in Schedule II hereto as its placement agents (the “Placement Agents”), for whom you are acting as joint, lead managers (the “Joint Lead Managers”), in connection with the proposed sale to certain investors (the “Direct Offering”) of 250,000,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”). On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Placement Agents agree to use their best commercially practicable efforts to solicit and receive offers to purchase the Shares. Notwithstanding anything to the contrary contained in this Agreement, the Placement Agents shall have no obligation to purchase any of the Shares, or any liability to the Company if any prospective purchaser fails to consummate a purchase of or pay for any of the Shares. The shares of Common Stock par value $0.01 per share of the Company to be outstanding after giving effect to the placement of shares contemplated hereby are hereinafter referred to as the “Common Stock.” If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Placement Agents” and “Managers” as used herein shall each be deemed to refer to such firm or firms. As we have discussed, George Economou, the Company’s Chairman, Chief Executive Officer and President has agreed to purchase up to 57,142,857 shares of Common Stock (the “GE Subscription”) in the Direct Offering.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (File No. 333-190951) on Form F-3 ASR relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated August 30, 2013 in the form first used to confirm sales of the Shares (or in the form first made available to the Placement Agents by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Placement Agents by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

2. Representations and Warranties. The Company represents and warrants to and agrees with each of the Placement Agents that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder (the “Securities Act Regulations”), (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 2(a)), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, broadly available road show materials or the Prospectus based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through the Joint Lead Managers expressly for use therein.

(c) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and the Exchange Act Regulations, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) (i) At the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, (iv) and at the date of this Agreement, the Company was and is a “well-known seasoned issuer”, as defined in Rule 405. As of the execution and delivery of this Agreement, the aggregate market value of the Company’s outstanding voting common equity held by non-affiliates of the Company as calculated under Item B.1. of Form F-3 and the instructions thereto, is $300.0 million or greater and the Company otherwise satisfies the requirements for a registrant’s use of the Form F-3 as in effect in 1992.

(e) (i) At the time of filing the Registration Statement and any post-effective amendment thereto (ii) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares, and (iii) as of the execution and delivery of the date of this Agreement, the Company was not and is not an “ineligible issuer”, as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the

Securities Act and the Securities Act Regulations. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(f) Ernst & Young (Hellas) (“EY”), who reported on the financial statements and supporting schedules included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Securities Act Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(g) The financial statements, together with the related schedules and notes, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and Prospectus. The supporting schedules, if any, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. The “Summary Consolidated Historical Financial Data” included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus except as otherwise disclosed therein. The “Summary Unaudited Pro Forma Adjusted Financial Data” and “Unaudited Pro Forma Adjusted Financial Data” of the Company and its subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(h) There are no restrictions on subsequent transfers of the Shares under the laws of the Republic of the Marshall Islands.

(i) Since the respective dates as of which information is given in, or incorporated by reference therein, the Registration Statement, the Time of Sale Prospectus or the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (ii) there have been no transactions entered into by Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(j) The Company has been duly incorporated and is validly existing as a corporation, and is in good standing under the laws of the Republic of the Marshall Islands, and has full corporate power and authority necessary to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each other jurisdiction in which such qualification is required for the conduct of the business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any documents incorporated by reference therein), except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect or subject the Company to any material liability or disability.

(k) Each subsidiary of the Company listed on Schedule III hereto (each a “Subsidiary” and collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiaries was issued in violation of any preemptive or similar rights of any security holder of such Subsidiary. The other subsidiaries of the Company other than Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(l) This Agreement has been duly authorized, executed and delivered by the Company.

(m) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(n) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(o) The Shares to be placed by the Placement Agents on behalf of the Company have been duly authorized for issuance and sale pursuant to any applicable

Subscription Agreement (as defined below) and, when issued and delivered by the Company to prospective purchasers pursuant to any applicable Subscription Agreement on the Closing Date, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(p) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the Securities Act Regulations.

(q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(r) The Company is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party, or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, “Company Agreements and Instruments”) except for such defaults (i) as are expressly disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus or (ii) that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, including the consummation of the Direct Offering (including but not limited to the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Company Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(s) Neither the Company or its subsidiaries has incurred any indebtedness since June 30, 2014, except indebtedness expressly disclosed or for which reserves have been specifically established, which reserves are expressly disclosed, in the Registration Statement, Time of Sale Prospectus and Prospectus or indebtedness incurred under facilities expressly disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus in immaterial amounts and in the ordinary course of business consistent with past conduct.

(t) No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over the Company or any of their properties or assets is required in connection with the Direct Offering, issuance or sale by the Company of the Shares and Common Stock relating thereto, the execution, delivery and performance of this Agreement by the Company except (i) for such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, (ii) for such consents that have been, or prior to the Closing Date will be, obtained, (iii) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iv) as disclosed in the Time of Sale Prospectus.

(u) No labor dispute with the employees of the Company exists, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(v) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the documents incorporated by reference therein (other than as disclosed therein), or which would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of the Direct Offering as contemplated in the Registration Statement, the Time of Sale Prospectus, or the Prospectus or the performance by the Company of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the documents incorporated by reference therein, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(w) There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits to the Registration Statement or the documents incorporated by reference therein which have not been so described and filed as required.

(x) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(y) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Common Stock hereunder or under the GE Subscription, except such as have been already obtained or as may be required under the Securities Act or the Exchange Act Regulations or state securities or “Blue Sky” laws.

(z) None of the Company or any affiliate thereof has taken, nor will any of them take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(aa) Each of the vessels described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as owned by subsidiaries of the Company has been duly registered in the name of the relevant subsidiary (as applicable) under the laws and regulations and flag of the nation of its registration and no other action is necessary to establish and perfect such entity’s title to and interest in any of the vessels as against any charterer or third party, and all such vessels are owned directly by such subsidiary free and clear of all material liens, claims, security interests or other encumbrances, except such as are described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(bb) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, the “Governmental Licenses”) issued by the appropriate regulatory agencies or bodies necessary to conduct their business now operated by them, except where the failure to do so would not, individually or in the aggregate, result in a Material Adverse Effect; the Company and each of its subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse

Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(cc) Except as described in the Registration Statement and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any federal, state, local or foreign statute, law (including any international treaty, convention or protocol), rule, regulation, ordinance, code or rule of common law or any final and legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, friable asbestos-containing materials or toxic mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have, or operate pursuant to, or at the Closing Date will have or will operate pursuant to all applicable permits, authorizations and approvals required to conduct their business in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any documents incorporated by reference therein) under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, (iv) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Materials, (v) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Materials in the environment, (vi) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Materials, including at any off-site treatment, storage or disposal site and (vii) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to (x) form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws or (y) result in a violation of or liability under any Environmental Laws;

(dd) Except as described in the Registration Statement, (i) to the knowledge of the Company there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to result in a Material Adverse Effect; and (ii) in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and its subsidiaries, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, singly or in the aggregate, result in a Material Adverse Effect.

(ee) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(ff) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company.

(gg) Neither the issuance, sale and delivery of the Shares nor the application of the net proceeds thereof by the Company will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, as the same are in effect on the Closing Date.

(hh) There are no transfer, documentary, stamp, capital, issuance, registration, transaction, value-added or withholding taxes, duties or charges or other similar taxes, fees or charges under the laws of the Marshall Islands (or any political subdivision thereof) required to be paid by the Company, the Placement Agents or investors in the Direct Offering (i) in connection with the execution and delivery of this Agreement or (ii) in connection with the issuance and sale of the Shares by the Company to the Placement Agents or the sale of the Shares by the Placement Agents to the investors in the Shares.

(ii) Each of the Company and its subsidiaries has filed all U.S. federal, state, local and non-U.S. tax returns required to be filed through the date hereof (taking into account any properly obtained extensions with respect thereto), except in any case in which the failure so to file would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, and has paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings, or as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, and there are no (and there is no basis for any) tax deficiencies, assessments or other claims that has been, or could reasonably be expected to be, asserted against the Company or its subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

(jj) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(kk) Based on its actual and projected income, assets and activities, the Company should not be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) for the 2014 taxable year and subsequent taxable years.

(ll) After giving effect to the Direct Offering, based upon the assumptions and subject to the limitations set forth in the Registration Statement, Time of Sale Prospectus and the Prospectus (or any documents incorporated by reference therein), the Company believes it will qualify for the exemption from U.S. federal income tax on its U.S. source international transportation income under Section 883 of the Code, as amended, for the tax year ending December 31, 2014 and will qualify for future tax years.

(mm) The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company and its subsidiaries have no reason to believe that they will not be able (i) to renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as they may deem necessary or appropriate to conduct their business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(nn) The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(oo) None of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or other U.S. or non-U.S. anti-corruption or bribery laws and regulations (collectively, the “Anti-Corruption Laws”), including, without limitation, making an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign or domestic government official” or any foreign or domestic political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Corruption Laws and the Company and its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

For the avoidance of doubt, as used in this subsection (oo) and in subsection (pp) and (qq), references to any director, officer, agent, employee, affiliate or other person acting on behalf of the Company shall be deemed to refer to such persons only insofar as they act in such capacities.

As used in this subsection (oo) and subsections (pp) and (qq), the knowledge of the Company shall mean the actual knowledge of the directors, executive officers and significant employees named in the Schedule IV hereto.

(pp) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), in each case to the extent applicable to the Company and its subsidiaries, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(qq) Neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, or agent of the Company or any of its subsidiaries or any entity or individual (“Person”) that controls the Company, is, (i) the subject of any sanctions administered by the U.S. Government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria), which in or to itself, would subject the Person to Sanctions, and the Company will not use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, in or with Burma/Myanmar, Cuba, Iran, North Korea, Sudan, or any other country or territory that, at the time of such funding, would result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as placement agent, advisor, investor or otherwise). Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the

Company, any of its subsidiaries (while a subsidiary) nor, to the knowledge of the Company, any director, officer, employee, or agent of the Company or any of its subsidiaries or any Person that controls the Company has, within the past five years, (i) engaged in or is currently engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction would result in a violation of Sanctions by the Company, any of its subsidiaries or any of its directors, officers, employees, agents or entity or Person that controls the Company or (ii) been subject to civil or criminal enforcement for the violation of Sanctions; or (iii) engaged in or is currently engaged in any dealings or transactions that would result in a violation of the export control laws of the United States, European Union, or, to the extent applicable, any other country. The Company will operate its business in a manner that is materially compliant with Sanctions and export control laws from the perspective of the Company, its subsidiaries, any director, officer, employee or other affiliate or agent of the Company or any of its subsidiaries and/or any person participating in the offering, whether as placement agent, advisor, investor or otherwise, and will take such actions as it may be permitted to take under law and contract as it may deem necessary or appropriate to avoid violations of Sanctions and export control laws from such various perspectives including, to the extent so necessary, the exercise of its contract rights to reject port calls in certain locations, including Iran, by its charterers. For purposes of this representation, the representation shall be the Company’s knowledge with respect to any asset before the Company’s acquisition of the asset.

(rr) Other than as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or any documents incorporated by reference therein), the Company is not party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ss) No relationship, direct or indirect, exists between or among the Company or any subsidiary of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any subsidiary, on the other hand, which is required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or any documents incorporated by reference therein) that is not so described.

(tt) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any documents incorporated by reference therein), distributions made by the Company to holders of the Shares will not be subject under the current laws of the Marshall Islands or any political subdivision thereof to any withholding or similar charges for or on account of taxation.

(uu) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the jurisdiction of formation of the Company (each a “Relevant Jurisdiction”) and any political subdivision thereof and courts of each Relevant Jurisdiction should honor this choice of law. The Company has the power to submit and pursuant to Section 11 of this Agreement has legally, validly, effectively and irrevocably submitted to the exclusive personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts thereof) in any suit, action or proceeding against it arising out of or related to this Agreement or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of Shares by the Company to the Placement Agents under this Agreement other than for proceedings instituted in regard to the enforcement of a Related Judgment (as defined below) as to which jurisdiction is non-exclusive and has validly and irrevocably waived any objection to the venue of a proceeding in any such court; and the Company has the power to designate, appoint and empower and pursuant to Section 11 of this Agreement has legally, validly, effectively and irrevocably consented to service of process in the manner set forth herein.

(vv) The Company, and its obligations under this Agreement, are subject to civil and commercial law and to suit and none of the Company nor any of its respective properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any of any Greek, Marshall Islands, New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Agreement.

(ww) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or any documents incorporated by reference therein) and subject to the relevant exequatur procedure, any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of any Relevant Jurisdiction without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty.

(xx) It is not necessary under the laws of any Relevant Jurisdiction or any political subdivision thereof or authority or agency therein in order to enable a Placement Agent to enforce its rights under this Agreement for such Placement Agent to be licensed, qualified, or otherwise entitled to carry on business in such Relevant Jurisdiction or any political subdivision thereof or authority or agency therein; this Agreement is in proper legal form under the laws of each Relevant Jurisdiction and any political subdivision thereof or authority or agency therein for the enforcement thereof against the Company and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in any Relevant Jurisdiction or any political subdivision thereof or agency therein that any of them be filed or recorded with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of such Relevant Jurisdiction or any political subdivision thereof.

(yy) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(zz) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus. All dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of the Republic of the Marshall Islands be paid in United States dollars and may be freely transferred out of the Republic of the Marshall Islands, and all such dividends and other distributions are not subject to withholding or other taxes under the current laws and regulations of the Republic of the Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction in, and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in, the Republic of the Marshall Islands.

(aaa) The Company is a “foreign private issuer” (as defined in Regulation S under the Securities Act) and has satisfied all conditions to following Marshall Islands law in lieu of NASDAQ requirements.

(bbb) (i) Since January 1, 2013, each document filed with or submitted to the Commission by Ocean Rig (the “Ocean Rig Filings”) pursuant to the Securities Act or Exchange Act complied in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder (the “Securities Act Regulations”) or the Exchange Act and the applicable rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), as the case may be, (ii) each such filing or submission when made (and where applicable, when it became effective), did not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and as of the date hereof does not contain (and on the date the Directed Offering closes, will not contain) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(ccc) Ocean Rig has been duly incorporated and is validly existing as a corporation, and is in good standing under the laws of the Republic of the Marshall Islands, and has full corporate power and authority necessary to own, lease and operate its properties and conduct its business as described in the Ocean Rig Filings, to execute and deliver the OR Loan (as defined below), and to perform its obligations as contemplated thereunder.

(ddd) George Economou has legal capacity, and all requisite power and authority to execute and deliver the GE Subscription and to perform his obligations contemplated thereunder.

(eee) The board of directors of Ocean Rig has approved Ocean Rig extending a loan to the Company, if the Company so requests, in an amount up to $120.0 million with a term of up to 18 months and otherwise on then prevailing market terms (the “OR Loan”). Except for (a) approval by the independent directors of Ocean Rig entering into and providing the OR Loan and (b) obtaining for the benefit of Ocean Rig’s board of directors an opinion from a requisite accounting, appraisal or investment banking firm that the OR Loan is fair to Ocean Rig from a financial point of view (as required under certain of Ocean Rig’s financing agreements), Ocean Rig has taken all corporate action to authorize the execution, delivery and performance of its obligations under the OR Loan, and no consent, approval, or authorization of any other person is required in connection with the OR Loan except for such consents, approvals and authorizations that have been obtained.

(fff) George Economou has taken all requisite action to authorize execution and delivery of the GE Subscription, and the GE Subscription is a valid and binding agreement enforceable against George Economou in accordance with its terms.

(ggg) The execution, delivery and performance of the OR Loan and the GE Subscription, together with the consummation of the Direct Offering (including but not limited to the issuance and sale of Common Stock and the use of the proceeds from the sale of the Common Stock as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by Ocean Rig with its obligations under the OR Loan and by George Economou with his obligations under the GE Subscription do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of George Economou, Oil Rig or the Company pursuant to (A) any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Ocean Rig or George Economou is a party, or by which Ocean Rig or George Economou or may be bound, or to which any of the property or assets of Ocean Rig or George Economou is subject (collectively, with respect to Oil Rig and its assets, “OR Agreements and Instruments” and with respect to George Economou and his assets, “GE Agreements and Instruments”) or (B) Company Agreements and Instruments, except for such defaults (i) as are expressly disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus or (ii) that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, including the consummation of the Direct Offering (including but not limited to the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the

Registration Statement (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or Ocean Rig, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company Ocean Rig or George Economou any of their assets, properties or operations.

(hhh) The board of directors of the Company has approved the GE Subscription and all of the terms and transactions contemplated thereby.

3. Fees. (a) For this assignment and financial advice in connection therewith, the Placement Agents will charge the Company a placement fee (the “Placement Fee”) of 4.5% of the aggregate price at which the Shares are sold by the Company in the Direct Offering. The Placement Fee shall be payable in immediately available funds on the date (the “Closing Date”) the Company receives payment for the Shares under a definitive subscription agreement (a “Subscription Agreement”) between the Company and each purchaser (the “Purchaser”) of the Shares.

(b) The right of the Placement Agents to receive the fees set forth in this Section 2 shall survive the termination of this Agreement in accordance with Section 7 hereof.

4. Conditions to the Placement Agents’ Obligations. The several obligations of the Placement Agents are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus; and

(ii) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement shall be reasonably satisfactory in all material respects to counsel for the Placement Agents.

(b) The Placement Agents shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 3(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c) The Placement Agents shall have received, on each of the date of this Agreement and the Closing Date a certificate, dated the date of this Agreement or the Closing Date, as the case may be, and signed by the Chief Financial Officer of the Company, certifying, in his or her capacity as Chief Financial Officer to the effect set forth in Exhibit B hereto.

(d) The Placement Agents shall have received on the Closing Date an opinion of Seward & Kissel LLP, outside counsel for the Company, dated the Closing Date, covering the matters referred to in Exhibit A hereto.

(e) The Placement Agents shall have received on the Closing Date an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Placement Agents, dated the Closing Date, covering such matters as the Placing Agents may reasonably require.

Each of the opinions described in Section 3(d) and Section 3(e) shall be provided to the Placement Agents at the request of the Company and shall so state therein.

(f) The Placement Agents shall have received, on each of the date of this Agreement and the Closing Date, a letter dated the date of this Agreement or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Placement Agents, from Ernst & Young (Hellas), independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Placement Agents with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the date hereof and the Closing Date shall use a “cut-off date” not earlier than three days prior to the date of such respective letter.

(g) The executed “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

5. Covenants of the Company. The Company covenants with each Placement Agent as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Placement Agent a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4(e) or 4(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in a Placement Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Placement Agent that the Placement Agent otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Placement Agents, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Placement Agents and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the placement of the Shares as in the opinion of counsel for the Placement Agents the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Placement Agent or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Placement Agents, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Placement Agents and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the

Placement Agents and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided however, that the Company shall not be required to qualify such Shares to the extent such qualification required the Company to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares).

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement pursuant to the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) If requested by the Joint Lead Managers, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Joint Lead Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Placement Agents and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the sale, issuance, transfer and delivery of the Shares to the Purchasers, including any stock, stamp, transfer or other taxes or duties payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 4(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Placement Agents incurred in connection with the review and qualification of the Direct Offering of the Shares by the FINRA, (v) 50% of all fees and disbursements of counsel to the Placement Agents incurred by the Placement

Agents in connection with the Direct Offering not otherwise to be paid under (iii) and (iv) hereof, (vi) all costs and expenses incident to listing the Shares on the NYSE, NASDAQ and other national securities exchanges and foreign stock exchanges, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) all costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Direct Offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and Section 6 entitled “Indemnity and Contribution” below, the Placement Agents will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(k) Without the prior written consent of the Joint Lead Managers on behalf of the Placement Agents, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the sale of Shares in the Direct Offering or (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Placement Agents have been advised in writing, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 90-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company. Notwithstanding the foregoing, if (a) during the last 17 days of the 30-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Joint Lead Managers of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

6. Covenants of the Placement Agents. Each Placement Agent severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Placement Agent that otherwise would not be required to be filed by the Company thereunder, but for the action of the Placement Agent.

7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Placement Agent, each person, if any, who controls any Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Placement Agent within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) relating to, arising out of or in connection with the Direct Offering as a result of any actions or inactions of the Company or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or any materials prepared in connection therewith or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use therein. The Company also agrees that no Placement Agent shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the Direct Offering, except for any such liability for losses, claims, damages or liabilities with respect to clause (i) above incurred by the Company that are finally judicially determined to have resulted from the bad faith or gross negligence of such Placement Agent.

(b) Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Placement Agent contained in clause (ii), but only with reference to information relating to such Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that such information only consists of the names of the Placement Agents on the cover of the Prospectus.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Joint Lead Managers, in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company on the one hand and of the Placement Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total Placement Fee received by the Placement Agents bear to the aggregate public offering price of the Shares set forth in the Prospectus. The relative fault of the Company on the one hand and the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective portion of the aggregate Placement Fee, and not joint.

(e) The Company and the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Shares placed by it were offered to the public exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent, any person controlling any Placement Agent or any affiliate of any Placement Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

8. Termination. The Placement Agents may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by the United States federal government or New York State, the Republic of the Marshall Islands or other relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus

9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Placement Agents with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Placement Agents have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Placement Agents owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Placement Agents may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agents arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c) The Company acknowledges that: (i) each of the Placement Agents’ research analysts and research departments are required to be independent from its respective investment banking division and are subject to regulations and internal policies relating to such independence, and (ii) each of the Placement Agents’ research analysts may hold views and make statements or investment recommendations and/or publish reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agents relating to any conflict of interest that may arise from any potential conflict of interest relating to the foregoing.

11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(a) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party (i) agrees not to institute a Related Proceeding in a tribunal or jurisdiction other than the Specified Courts and (ii) irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, with offices currently at 111 Eighth Avenue, New York, New York 10011, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(b) With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

13. Foreign Taxes. All payments by the Company to each of the Placement Agents hereunder (including any underwriting discount) shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any jurisdiction in which the Company is organized, resident or doing business for tax purposes (including any political subdivision therein) or any jurisdiction through which the Company or its agent makes a payment (including any political subdivision therein), excluding (i) any such tax imposed by reason of such Placement Agent having some connection with any such jurisdiction other than its participation as a Placement Agent hereunder, and (ii) any income or franchise tax on the overall net income of such Placement Agent imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York (all such non-excluded taxes, “Foreign Taxes”). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall be increased to such amount as is necessary to yield and remit to each Placement Agent an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt by the Joint Lead Managers or the Company as the case may be and if to the Placement Agents shall be delivered, mailed or sent to RS Platou Markets, Inc. at RS Platou Markets, Inc., 410 Park Avenue, Suite 710, New York, New York 10022, Attention: Marius Halvorsen and to Pareto Securities Inc. at, 150 East 52nd Street, New York, New York 10022, Attention: Audun Hoen, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP at One New York Plaza, New York, New York 10004, Attention: Stuart Gelfond and Joshua Wechsler; and if to the Company shall be delivered, mailed or sent to DryShips Inc., 109 Kifissias Avenue & Sina Street, Marousi, Athens 15124, Greece, Attention: Ziad Nakhleh with a copy to Seward & Kissel LLP, 1 Battery Plaza, New York, New York 10004, Fax: 212- 480-8421, Phone: 212- 574-1200, Attention: Edward Horton.

[Remainder of page intentionally left blank. Signature pages follow.]

Very truly yours,

DRYSHIPS INC.

By:	/s/ Ziad Nakhleh
	Name:	Ziad Nakhleh
	Title:	CFO

[Signature Page to Placement Agency Agreement]

Accepted as of the date hereof

RS PLATOU MARKETS, INC. PARETO SECURITIES INC.

Each acting severally on behalf of itself and the several Placement Agents named in Schedule II hereto.

RS PLATOU MARKETS, INC.

By:	/s/ Marius Halvorsen
	Name:	Marius Halvorsen
	Title:	CEO

PARETO SECURITIES INC.

By:	/s/ Audun J. Hoen
	Name:	Audun J. Hoen
	Title:	CEO & CFO

[Signature Page to Placement Agency Agreement]

SCHEDULE I

Pricing Information

Managers:

Managers authorized to release lock-up under Section 4:	RS Platou Markets, Inc., and Pareto Securities Inc., as joint lead managers

Manager authorized to appoint counsel under Section 6(c):	RS Platou Markets, Inc., and Pareto Securities Inc., as joint lead managers

Registration Statement File No.:	333-190951

Time of Sale Prospectus:	1.	Prospectus dated October 22, 2014 relating to the Shelf Securities

	2.	The pricing information set forth in this Schedule I.

Lock-up Restricted Period:	90 days*

Title of Shares to be placed:	Common Stock par value $0.01 per share

Number of Shares:	250,000,000

Public Offering Price:	$1.40 per share

Closing Date:	October 29, 2014

Closing Location:	Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004

Address for Notices to Placement Agents:	RS Platou Markets, Inc. 410 Park Avenue, Suite 710 New York, New York 10022 Attention: Marius Halvorsen Pareto Securities Inc. 150 East 52nd Street New York, New York 10022 Attention: Audun Hoen

Address for Notices to the Company:	DryShips Inc. 109 Kifissias Avenue & Sina Street Marousi Athens 15124 Greece Attention: Ziad Nakhleh

*	Except George Economou who has agreed to a lock-up period ending on January 1, 2016.

I-1

SCHEDULE II

Placement Agents

RS Platou Markets, Inc.

RS Platou Markets AS (the activities of RS Platou Markets AS in the United States will be effected only to the extent permitted by Rule 15a-6 under the Exchange Act)

Pareto Securities Inc.

Pareto Securities AS (the activities of Pareto Securities AS in the United States will be effected only to the extent permitted by Rule 15a-6 under the Exchange Act)

ABN AMRO Securities (USA) LLC

DVB Capital Markets LLC

II-1

SCHEDULE III

Company Subsidiaries

DRYSHIPS INC. LIST OF SUBSIDIARIES

Exact Name of Registrant as Specified in its Charter	Country of Incorporation

Oceanview Owners Limited	Liberia
Oceansurf Owners Limited	Liberia
Oceancentury Owners Limited	Liberia
Hydrogen Shipholding Co. S.A.	Liberia
Earthly Shipholding Co. S.A.	Liberia
Helium Shipholding Co. S.A.	Liberia
Malvina Shipping Company Limited	Malta
Samsara Shipping Company Limited	Malta
Fabiana Navigation Company Limited	Malta
Karmen Shipping Company Limited	Malta
Thelma Shipping Company Limited	Malta
Celine Shipping Company Limited	Malta
Arleta Navigation Company Limited	Malta
Felicia Navigation Company Limited	Malta
Zatac Shipping Company Limited	Malta
Royerton Shipping Company Limited	Malta
Fago Shipping Company Limited	Malta
Lancat Shipping Company Limited	Malta
Hydrogen Shipping Company Limited	Malta
Helium Shipping Company Limited	Malta
Platan Shipping Company Limited	Malta
Madras Shipping Company Limited	Malta
Tolan Shipping Company Limited	Malta
Lansat Shipping Company Limited	Malta
Iguana Shipping Company Limited	Malta
Selma Shipping Company Limited	Malta
Farat Shipping Company Limited	Malta
Onil Shipping Company Limited	Malta
Annapolis Shipping Company Limited	Malta
Blueberry Shipping Company Limited	Malta
Borsari Shipping Company Limited	Malta
Oxygen Shipping Company Limited	Malta
Silicon Shipping Company Limited	Malta

III-1

Chloe Owning Company Limited	Marshall Islands
Chloe Shareholders Limited	Marshall Islands
Araldo Marine Ltd.	Marshall Islands
Welby Shipping Inc.	Marshall Islands
Ialysos Owning Company Limited	Marshall Islands
Azalea Shareholders Limited	Marshall Islands
Samsara Shipholding One Inc.	Marshall Islands
Samsara Shipholding Two Inc.	Marshall Islands
Lidman Maritime Co.	Marshall Islands
Armanno Marine Co.	Marshall Islands
Devine Navigation Inc.	Marshall Islands
Ariadne Marine S.A.	Marshall Islands
Mador Shipping Ltd.	Marshall Islands
Lothair Navigation Company	Marshall Islands
Verge Navigation Corp.	Marshall Islands
Joyce Shipping Corp.	Marshall Islands
Amara Shipping Company	Marshall Islands
Alma Shipholding Inc.	Marshall Islands
Tempo Marine Co.	Marshall Islands
Flamenco Management Corp.	Marshall Islands
Star Record Owning Company Limited	Marshall Islands
Star Record Shareholdings Limited	Marshall Islands
Argo Owning Company Limited	Marshall Islands
Paralos Owning Company Limited	Marshall Islands
Rea Owning Company Limited	Marshall Islands
Rea Shareholdings Limited	Marshall Islands
Dione Owning Company Limited	Marshall Islands
Dione Shareholdings Limited	Marshall Islands
Phoebe Owning Company Limited	Marshall Islands
Phoebe Shareholdings Limited	Marshall Islands
Uranus Owning Company Limited	Marshall Islands
Uranus Shareholdings Limited	Marshall Islands
Selene Owning Company Limited	Marshall Islands
Selene Shareholdings Limited	Marshall Islands
Tethys Owning Company Limited	Marshall Islands
Tethys Shareholdings Limited	Marshall Islands
Ioli Owning Company Limited	Marshall Islands
Ioli Shareholdings Limited	Marshall Islands
Iason Owning Company Limited	Marshall Islands
Iason Shareholdings Limited	Marshall Islands
Team-up Owning Company Limited	Marshall Islands
Team-up Shareholdings Limited	Marshall Islands

III-2

Iokasti Owning Company Limited	Marshall Islands
Iokasti Shareholdings Limited	Marshall Islands
Boone Star Owners Inc.	Marshall Islands
Boone Star Shareholders Inc.	Marshall Islands
Norwalk Star Owners Inc.	Marshall Islands
Norwalk Star Shareholdings Inc.	Marshall Islands
Dalian Star Owners Inc.	Marshall Islands
Dalian Star Shareholdings Inc.	Marshall Islands
Aegean Traders Inc.	Marshall Islands
Aegean Shareholders Inc.	Marshall Islands
Cretan Traders Inc.	Marshall Islands
Cretan Shareholders Inc.	Marshall Islands
Roscoe Marine Ltd.	Marshall Islands
Argo Shareholdings Limited	Marshall Islands
Pergamos Owning Company Limited	Marshall Islands
Pergamos Shareholders Limited	Marshall Islands
Amathus Owning Company Limited	Marshall Islands
Amathus Shareholders Limited	Marshall Islands
Echo Owning Company Limited	Marshall Islands
Echo Shareholdings Limited	Marshall Islands
Caerus Owning Company Limited	Marshall Islands
Caerus Shareholdings Limited	Marshall Islands
Symi Owners Inc.	Marshall Islands
Symi Shareholders Inc.	Marshall Islands
Kalymnos Owners Inc.	Marshall Islands
Kalymnos Shareholders Inc.	Marshall Islands
Litae Owning Company Limited	Marshall Islands
Litae Shareholdings Limited	Marshall Islands
Tyche Owning Company Limited	Marshall Islands
Tyche Shareholdings Limited	Marshall Islands
Anemone Marine Co.	Marshall Islands
Ariana Marine Ltd.	Marshall Islands
Neria Shipmanagement Inc.	Marshall Islands
Argante Navigation Corp.	Marshall Islands
Sunlight Shipholding One Inc.	Marshall Islands
Sunlight Shipholding Two Inc.	Marshall Islands
Atlas Owning Company Limited	Marshall Islands
Atlas Shareholdings Limited	Marshall Islands
Maternal Owning Company Limited	Marshall Islands
Maternal Shareholdings Limited	Marshall Islands
Xanadu Shipholding One Inc.	Marshall Islands
Xanadu Shipholding Two Inc.	Marshall Islands

III-3

Nouvelle Shipholding One Inc.	Marshall Islands
Nouvelle Shipholding Two Inc.	Marshall Islands
Paternal Owning Company Limited	Marshall Islands
Paternal Shareholdings Limited	Marshall Islands
Olivia Shipholding One Inc.	Marshall Islands
Olivia Shipholding Two Inc.	Marshall Islands
Taipan Shipholding One Inc.	Marshall Islands
Taipan Shipholding Two Inc.	Marshall Islands
Classical Owning Company Limited	Marshall Islands
Classical Shareholdings Limited	Marshall Islands
Human Owning Company Limited	Marshall Islands
Human Shareholdings Limited	Marshall Islands
Seaventure Shipping Limited	Marshall Islands
Seaventure Holdings Limited	Marshall Islands
Primera Shipholding One Inc.	Marshall Islands
Primera Shipholding Two Inc.	Marshall Islands
Scorpio Shipholding One Inc.	Marshall Islands
Scorpio Shipholding Two Inc.	Marshall Islands
Paragon Shipholding One Inc.	Marshall Islands
Paragon Shipholding Two Inc.	Marshall Islands
Iguana Shipholding One Inc.	Marshall Islands
Iguana Shipholding Two Inc.	Marshall Islands
Lotis Traders Inc.	Marshall Islands
Lotis Shareholders Inc.	Marshall Islands
Kronos Owning Company Limited	Marshall Islands
Kronos Shareholdings Limited	Marshall Islands
Lucio Shipholding Ltd.	Marshall Islands
Valente Navigation Co.	Marshall Islands
NT LLC Investors Ltd.	Marshall Islands
NT LLC Shareholders Ltd.	Marshall Islands
Toro Shipholding One Inc.	Marshall Islands
Toro Shipholding Two Inc.	Marshall Islands
Gaia Owning Company Limited	Marshall Islands
Gaia Shareholdings Limited	Marshall Islands
Trojan Maritime Co.	Marshall Islands
Koronis Navigation S.A.	Marshall Islands
Astarte Maritime S.A.	Marshall Islands
Ashby Shipmanagement Corp.	Marshall Islands
Orpheus Owning Company Limited	Marshall Islands
Orpheus Shareholdings Limited	Marshall Islands
Ionian Traders Inc.	Marshall Islands
Rhodian Traders Inc.	Marshall Islands

III-4

Monteagle Shipping SA	Marshall Islands
Paralos Shareholdings Limited	Marshall Islands
Kerkyra Traders Inc.	Marshall Islands
Kerkyra Shareholders Inc.	Marshall Islands
Wealth Management Inc.	Marshall Islands
Thrasymachus Challenge Inc.	Marshall Islands
Hippias Challenge Inc.	Marshall Islands
Prodicus Challenge Inc.	Marshall Islands
Gorgias Challenge Inc.	Marshall Islands
Callicles Challenge Inc.	Marshall Islands
Antiphon Challenge Inc.	Marshall Islands
Protagoras Challenge Inc.	Marshall Islands
Lycophron Challenge Inc.	Marshall Islands
Cratylus Challenge Inc.	Marshall Islands
Tinos Traders Inc.	Marshall Islands
Sifnos Traders Inc.	Marshall Islands
Milos Traders Inc.	Marshall Islands
Milos Shareholders Inc.	Marshall Islands
Thassos Traders Inc.	Marshall Islands
Thassos Shareholders Inc.	Marshall Islands
Pounta Traders Inc.	Marshall Islands
Pounta Shareholders Inc.	Marshall Islands
Faedon Shareholdings Limited	Marshall Islands
Ialysos Shareholders Limited	Marshall Islands
Mandarin Shareholdings Limited	Marshall Islands
Mensa Shareholdings Limited	Marshall Islands
Iktinos Owning Company Limited	Marshall Islands
Iktinos Shareholdings Limited	Marshall Islands
Kallikrates Owning Company Limited	Marshall Islands
Kallikrates Shareholdings Limited	Marshall Islands
Belulu Shareholders Limited	Marshall Islands
DryShips Partners LP	Marshall Islands
DRYS GP LLC	Marshall Islands
Oceanfreight Inc.	Marshall Islands
Oceanship Shareholdings Limited	Marshall Islands
Oceanship Owners Limited	Marshall Islands
Oceanwealth Shareholdings Limited	Marshall Islands
Oceanwealth Owners Limited	Marshall Islands
Oceanventure Shareholdings Limited	Marshall Islands
Oceanventure Owners Limited	Marshall Islands
Oceanresources Shareholdings Limited	Marshall Islands
Oceanresources Owners Limited	Marshall Islands

III-5

Oceanstrength Shareholdings Limited	Marshall Islands
Oceanstrength Owners Limited	Marshall Islands
Oceanenergy Shareholdings Limited	Marshall Islands
Oceanenergy Owners Limited	Marshall Islands
Oceantrade Shareholdings Limited	Marshall Islands
Oceantrade Owners Limited	Marshall Islands
Oceanprime Shareholdings Limited	Marshall Islands
Oceanprime Owners Limited	Marshall Islands
Oceanclarity Shareholdings Limited	Marshall Islands
Oceanclarity Owners Limited	Marshall Islands
Oceanfighter Shareholders Inc.	Marshall Islands
Oceanfighter Owners Inc.	Marshall Islands
Ocean Faith Shareholders Inc.	Marshall Islands
Ocean Faith Owners Inc.	Marshall Islands
Ocean Blue Spirit Shareholders Inc.	Marshall Islands
Ocean Blue Spirit Owners Inc.	Marshall Islands
Kifissia Star Shareholders Inc.	Marshall Islands
Kifissia Star Owners Inc.	Marshall Islands
Oceanpower Shareholders Inc.	Marshall Islands
Oceanpower Owners Inc.	Marshall Islands
Oceanwave Shareholders Limited	Marshall Islands
Oceanwave Owners Limited	Marshall Islands
Oceanrunner Shareholders Limited	Marshall Islands
Oceanrunner Owners Limited	Marshall Islands
Oceanfire Shareholders Inc.	Marshall Islands
Oceanfire Owners Inc.	Marshall Islands
Oceanview Shareholders Limited	Marshall Islands
Oceansurf Shareholders Limited	Marshall Islands
Oceancentury Shareholders Limited	Marshall Islands
Pasifai Shareholders Limited	Marshall Islands
Pasifai Owning Company Limited	Marshall Islands
Amazon Shareholders Limited	Marshall Islands
Amazon Owning Company Limited	Marshall Islands
Freightwise Investments Ltd	Marshall Islands
Olympian Heracles Holding Inc.	Marshall Islands
Olympian Asclepius Holding Inc.	Marshall Islands
Olympian Hestia Holding Inc.	Marshall Islands
Olympian Zeus Shareholders Inc.	Marshall Islands
Olympian Zeus Owners Inc.	Marshall Islands
Olympian Apollo Shareholders Inc.	Marshall Islands
Olympian Apollo Owners Inc.	Marshall Islands
Olympian Hebe Holding Inc.	Marshall Islands

III-6

Olympian Hera Shareholders Inc.	Marshall Islands
Olympian Hera Owners Inc.	Marshall Islands
Olympian Rea Holding Inc.	Marshall Islands
Olympian Poseidon Shareholders Inc.	Marshall Islands
Olympian Poseidon Owners Inc.	Marshall Islands
Olympian Demeter Shareholders Inc.	Marshall Islands
Olympian Demeter Owners Inc.	Marshall Islands
Olympian Ares Shareholders Inc.	Marshall Islands
Olympian Ares Owners Inc.	Marshall Islands
Olympian Artemis Shareholders Inc.	Marshall Islands
Olympian Artemis Owners Inc.	Marshall Islands
Olympian Diana Holding Inc.	Marshall Islands
Olympian Athena Shareholders Inc.	Marshall Islands
Olympian Athena Owners Inc.	Marshall Islands
Olympian Dionysus Shareholders Inc.	Marshall Islands
Olympian Dionysus Owners Inc.	Marshall Islands
Olympian Aphrodite Shareholders Inc.	Marshall Islands
Olympian Aphrodite Owners Inc.	Marshall Islands
Olympian Pan Holding Inc.	Marshall Islands
Olympian Hephaestus Shareholders Inc.	Marshall Islands
Olympian Hephaestus Owners Inc.	Marshall Islands
Olympian Hermes Shareholders Inc.	Marshall Islands
Olympian Hermes Owners Inc.	Marshall Islands
Ocean Rig UDW Inc.	Marshall Islands
Drill Rigs Holdings Inc.	Marshall Islands
Ocean Rig 1 Shareholders Inc.	Marshall Islands
Ocean Rig 1 Inc.	Marshall Islands
Ocean Rig 1 Greenland Operations Inc.	Marshall Islands
Ocean Rig Falkland Operations Inc.	Marshall Islands
Ocean Rig West Africa Operations Inc.	Marshall Islands
Ocean Rig 2 Shareholders Inc.	Marshall Islands
Ocean Rig 2 Inc.	Marshall Islands
Drill Rigs Operations Inc.	Marshall Islands
Ocean Rig EG Operations Inc.	Marshall Islands
Ocean Rig Norway Operations Inc.	Marshall Islands
Ocean Rig Liberia Operations Inc.	Marshall Islands
Ocean Rig Ireland Operations Inc.	Marshall Islands
Drillships Holdings Inc.	Marshall Islands
Drillship Hydra Shareholders Inc.	Marshall Islands
Drillship Hydra Owners Inc.	Marshall Islands
Ocean Rig Corcovado Greenland Operations Inc.	Marshall Islands
Drillship Paros Shareholders Inc.	Marshall Islands

III-7

Drillship Paros Owners Inc.	Marshall Islands
Drillships Holdings Operations Inc.	Marshall Islands
Ocean Rig Angola Operations Inc.	Marshall Islands
Ocean Rig Gabon Operations Inc.	Marshall Islands
Drillships Investment Inc.	Marshall Islands
Kithira Shareholders Inc.	Marshall Islands
Drillship Kithira Owners Inc.	Marshall Islands
Ocean Rig Poseidon Operations Inc.	Marshall Islands
Skopelos Shareholders Inc.	Marshall Islands
Drillship Skopelos Owners Inc.	Marshall Islands
Drillships Investment Operations Inc.	Marshall Islands
Ocean Rig Namibia Operations Inc.	Marshall Islands
Ocean Rig Cuanza Operations Inc.	Marshall Islands
Drillships Ocean Ventures Inc.	Marshall Islands
Drillship Skiathos Shareholders Inc.	Marshall Islands
Drillship Skiathos Owners Inc.	Marshall Islands
Drillship Skyros Shareholders Inc.	Marshall Islands
Drillship Skyros Owners Inc.	Marshall Islands
Drillship Kythnos Shareholders Inc.	Marshall Islands
Drillship Kythnos Owners Inc.	Marshall Islands
Drillship Santorini Shareholders Inc.	Marshall Islands
Drillship Santorini Owners Inc.	Marshall Islands
Drillship Crete Shareholders Inc.	Marshall Islands
Drillship Crete Owners Inc.	Marshall Islands
Drillship Amorgos Shareholders Inc.	Marshall Islands
Drillship Amorgos Owners Inc.	Marshall Islands
Drillships Ocean Ventures Operations Inc.	Marshall Islands
Ocean Rig Congo Operations Inc.	Marshall Islands
Ocean Rig Cunene Operations Inc.	Marshall Islands
Ocean Rig Cubango Operations Inc.	Marshall Islands
Ocean Rig Operations Inc.	Marshall Islands
Ireland Drilling Crew Inc.	Marshall Islands
Drillships Financing Holding Inc.	Marshall Islands
Alley Finance Co.	Marshall Islands
Algarve Finance Ltd	Marshall Islands
Ocean Rig Global Chartering Inc.	Marshall Islands
Drillship Alonissos Shareholders Inc.	Marshall Islands
Drillship Alonissos Owners Inc.	Marshall Islands
Ocean Rig Management Inc.	Marshall Islands
Eastern Med Consultants Inc.	Marshall Islands
Ocean Rig Spares Inc.	Marshall Islands
Bluesky Shareholders Inc.	Marshall Islands

III-8

Bluesky Owners Inc.	Marshall Islands
South Africa Drilling Crew Inc.	Marshall Islands
Ocean Rig Partners LP	Marshall Islands
Ocean Rig Partners GP LLC	Marshall Islands
Ocean Rig Holdings Inc.	Marshall Islands
Ocean Rig Operating Partners GP LLC	Marshall Islands
Ocean Rig Operating LP	Marshall Islands
Ocean Rig MLP Holdings Inc.	Marshall Islands
Drillships Ocean Ventures II Inc.	Marshall Islands
Drillship Skiathos Shareholders II Inc.	Marshall Islands
Drillship Skiathos Owners II Inc.	Marshall Islands
Drillship Skyros Shareholders II Inc.	Marshall Islands
Drillship Skyros Owners II Inc.	Marshall Islands
Drillship Kythnos Shareholders II Inc.	Marshall Islands
Drillship Kythnos Owners II Inc.	Marshall Islands
OCR Falklands Drilling Inc.	Marshall Islands
Olympia Rig Angola Holding S.A.	Angola
Olympia Rig Angola, LDA	Angola
Ocean Rig Angola Holding S.A.	Angola
Ocean Rig Angola Limitada	Angola
Ocean Rig do Brasil Serviçcos de Petróoleo Ltda..	Brazil
Ocean Rig Drilling do Brasil Serviçcos de Petróoleo Ltd.a.	Brazil
Ocean Rig Rio de Janeiro Serviçcos de Petróoleo Ltd.a.	Brazil
Ocean Rig Canada Inc.	Canada
Primelead Limited	Cyprus
Ocean Rig Ghana Limited	Ghana
Ocean Rig Olympia Operations Ghana Limited	Ghana
Ocean Rig Offshore Management Limited	Jersey
Ocean Rig Black Sea Coöoperatief U.A.	Netherlands
Ocean Rig Black Sea Operations B.V.	Netherlands
Ocean Rig Drilling Operations Coöoperatief U.A	Netherlands
Ocean Rig Drilling Operations B.V.	Netherlands
Ocean Rig Block 33 Brasil Coöoperatief U.A.	Netherlands
Ocean Rig Block 33 Brasil B.V.	Netherlands
Ocean Rig North Sea AS	Norway
Ocean Rig AS	Norway
Ocean Rig Deepwater Drilling Limited	Nigeria
Ocean Rig UK Limited	UK
Ocean Rig Limited	UK
Ocean Rig UDW LLC	United States
Drillships Projects Inc.	United States
Drillships Ventures Projects Inc.	United States

III-9

SCHEDULE IV

“Knowledge” Employees

George Economou	Chairman, President and CEO (DRYS) & (ORIG)

Anthony Kandylidis	EVP (ORIG)

Ziad Nakhleh	CFO (DRYS)

Niki Foltiou	SVP Accounting and Reporting (DRYS)

IV-1